CSW Energy, Inc.
                                  Balance Sheet
                                 March 31, 1999
                                   (Unaudited)
                                    ($000's)


Assets

Current Assets
   Cash and cash equivalents                               $25,014
   Accounts receivable                                      12,924
   Prepaid expenses                                            699
                                                          ---------
          Total current assets                              38,637


Investments In and Advances to Energy Projects             113,867

Notes Receivable - Affiliate                                56,557

Notes Receivable                                            67,510

Other Assets
   Construction in progress and project development costs  124,300
   Property, Plant, and Equipment, net                     193,974
   Other                                                     9,983
                                                          ---------
          Total other assets                               328,257

             Total assets                                 $604,828
                                                          =========

Liabilities and Shareholder's Equity

Current Liabilities
   Accounts payable                                         $8,280
   Accrued liabilities and other                            12,826
                                                          ---------
          Total current liabilities                         21,106

Long Term Debt                                             348,897

Deferred Income Taxes                                       37,595

Other                                                       68,909
                                                          ---------
          Total liabilities                                476,507


Minority Interest                                           14,909

Shareholder's Equity
   Common stock                                                  1
   Additional paid-in-capital                              108,139
   Accumulated retained earnings                             5,272
                                                          ---------
          Total shareholder's equity                       113,412

             Total liabilities, shareholder's equity
              and minority interest                       $604,828
                                                          =========